Exhibit 3.9

A. C. NIELSEN COMPANY

(A Delaware Corporation)

BY-LAWS

Amended Through April 24, 1996

ARTICLE I

Offices

Section 1.1. Registered Office. The registered office in the State of Delaware is in the city of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

Section 1.2. Other Offices. The Corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

Section 2.1. Annual Meeting. The annual meeting of the stockholders shall be held on the second Monday in February in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, at such time and place as the Board of Directors shall designate, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

Section 2.2. Special Meetings. Except as otherwise prescribed by statute or the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes, may be called and the location thereof designated by the President or the Chairman of the Board, and shall be called and the location thereof designated by the Secretary at the request in writing of a majority of the Board of Directors or of stockholders owning capital stock of the Corporation having not less than a majority of the total voting power. Such request shall state the purposes of the proposed meeting.

Section 2.3. Place of Meetings. Each meeting of stockholders shall be held at such place within or without the State of Delaware, as the Board of Directors shall designate, or if no such designation is made, at the principal office of the Corporation in Northbrook, Illinois.

Section 2.4. Notice of Meetings. Written or printed notice stating the place and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than fifty (50) days before the date of the meeting. (See also Articles IV and VIII.)

Section 2.5. Stockholder List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be prepared by the Secretary. Such list shall be open to examination of any stockholder of the Corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, at the office of the Corporation in Northbrook, Illinois or such other place where such meeting shall be held, which place shall be specified in the notice of the meeting; and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.

Section 2.6. Quorum. The holders of capital stock of the Corporation having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the Corporation for the transaction of business, except as otherwise provided by statute or the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7. Proxies. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 2.8. Voting. At every meeting of stockholders, each stockholder shall be entitled to one (1) vote for each share of stock of the Corporation having voting power and registered in the name of such stockholder on the books of the Corporation on the pertinent record date. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power which is present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of the statutes, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such provision shall govern and control the decision of such question.

Section 2.9. Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee and entitled to vote may be voted by such trustee, either in person or by proxy to the full extent provided by Delaware law. Shares standing in the name of a receiver and entitled to vote may be voted by such receiver. Shares standing in the name of two or more persons and shares with two or more persons having the same fiduciary relationship respecting such shares shall be voted in accordance with the provisions of Section 217(b) of the Delaware General Corporation Law.

Section 2.10. Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for purposes of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this Corporation to vote shares of its own stock held by it in a fiduciary capacity.

ARTICLE III

Directors

Section 3.1. Number and Election. The number of Directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, and, in the absence of such action by the Board, the number shall be fifteen (15). Elections of Directors need not be by ballot. The Directors shall be elected annually by the stockholders as provided in Section 2.1 or in accordance with Section 3.2 of these By-Laws and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of the State of Delaware or stockholders of this Corporation.

Section 3.2. Resignations and Vacancies. Any director may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any Director or otherwise, or if any new directorship is created by any increase in the authorized number of Directors in accordance with Section 3.1 of these By-Laws, a majority of the Directors then in office, though less than a quorum, may choose a successor, or fill the newly created directorship, and the Director so chosen shall hold office until the next annual election of Directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

Section 3.3. Management of Affairs of Corporation. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by stockholders. In case the Corporation shall transact any business or enter into any contract with a Director, or with any firm of which one or more of its Directors are members, or with any trust, firm, corporation or association in which any Director is a stockholder, director or officer or otherwise interested, the officers of the Corporation and the Directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining Directors promptly if and when such interested officers or such interested Directors in question shall become advised of the circumstances. In the case of continuing relationships in the normal course of business, such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

Section 3.4. Dividends and Reserves. Dividends upon stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for working capital or for any other lawful purpose, and also may modify or abolish any such reserve in the manner in which it was created.

Section 3.5. Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any two Directors, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.7 of these By-Laws.

Section 3.7. Notice of Special Meetings. Except as otherwise prescribed by statute, written notice of the time and place of each special meeting of the Board of Directors shall be given at least two (2) days prior to the time of holding the meeting. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice, or waiver of notice, of such meeting except that notice shall be given with respect to any matter where notice regarding such matter is required by statute. (See also Articles IV and X.)

Section 3.8. Quorum. At each meeting of the Board of Directors, the presence of not less than one-third of the Directors (but in any event not less than two [2] Directors) shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Presumption of Assent. Unless otherwise provided by statute, a Director of the Corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be conclusively presumed to have assented to the action taken unless at the time of such action he shall have requested that his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.10. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 3.11. Presiding Officer. The presiding officer at any meeting of the Board of Directors shall be the Chairman of the Board or, in his absence, the President. In the absence of both the Chairman and the President, any other Director elected chairman by vote of a majority of the Directors present at the meeting shall preside.

Section 3.12. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member thereof. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. No such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amend the By-Laws of the Corporation, or declare a dividend or authorize the issuance of stock.

Section 3.13. Fees and Compensation of Directors. Directors shall receive such compensation for their services, which may or may not be conditioned upon attendance at Board Meetings, as may be set from time to time by resolution of the Board of Directors. Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Corporation. Members of standing or special committees may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14. Reliance Upon Records. Every Director of the Corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.12 of these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation, including, without limiting the generality of the foregoing, records setting forth or relating to the value and amount of assets, liabilities and profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid or with which stock of the Corporation might lawfully be purchased or redeemed.

ARTICLE IV

Notices

Section 4.1. Manner of Notice. Whenever under the provisions of the statutes or these By-Laws notice is required to be given to any director, member of any committee designated by the Board of Directors or stockholders, (1) it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed to (or by delivering it to a telegraph company, charges prepaid, for transmission to) such Director, member or stockholder either at the address of such Director, member or stockholder as it appears on the books of the Corporation or, in the case of such a Director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company) and (2) such requirement for notice shall be deemed satisfied except in the case of shareholders meetings with respect to which written notice is required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these By-Laws.

Section 4.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. (See also Section 3.7 as to waiver by a Director of notice of a meeting.)

ARTICLE V

Officers

Section 5.1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, a Controller, one or more Assistant Secretaries, Assistant Treasurers and other officers. Any Vice President may be designated Executive or Senior, or may be given such other designation or combination of designation as the Board of Directors may determine. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and President, need such officers be directors of the Corporation.

Section 5.2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

Section 5.3. Vacancies. A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.4. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by Proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 5.5. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5.6. President. The President shall be the Chief Executive Officer of the Corporation and he shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5.7. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 5.9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.10. Controller. The Controller shall have only such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 5.11. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 5.12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 5.13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VI

Groups

Section 6.1. Groups of the Corporation. The Board of Directors shall have the power to create and establish such operating groups of the Corporation (any of which may include either divisions or subsidiaries) as they may from time to time deem necessary.

Section 6.2. Official Positions Within a Group. The Chairman or President or the Board of Directors of a group, may appoint individuals, whether or not they are officers of the Corporation, to and may, with or without cause, remove them from, official positions established within a group.

ARTICLE VII

Contracts, Loans, Checks and Deposits

Section 7.1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof, and such authority may be general or confined to specific instances.

Section 7.2. Loans. No loans shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation, or any division thereof, unless authorized by a resolution of the Board of Directors or a duly authorized committee thereof. Such authority may be general or confined to specific instances.

Section 7.3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

Section 7.4. Deposits. All funds of the Corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

Certificates of Stock and Their Transfer

Section 8.1. Certificates of Stock. The certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any stock certificate is signed manually either by (a) a transfer agent or an assistant transfer agent or (b) a transfer agent by facsimile signature and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the Corporation. (See Section 8.2.)

Section 8.2. Lost or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 8.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.

Section 8.4. Restrictions on Transfer. Any stockholder may enter into an agreement with other stockholders or with the Corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the Corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the Corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of this Corporation may be set forth on certificates representing shares of capital stock or notice thereof may be otherwise given to the Corporation or the transfer agent, in which case the Corporation or the transfer agent shall not be required to transfer such shares upon the books of the Corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

Section 8.5. No Fractional Share Certificates. Certificates shall not be issued representing fractional shares of stock.

Section 8.6. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 8.7. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

Indemnification

Section 9.1. In General. Each person who at any time is or shall have been a director, officer, employee or agent of this Corporation, or is or shall have been serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this Corporation in accordance with and to the full extent permitted by the General Corporation Law of Delaware as in effect at the time of adoption of this By-Law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the General Corporation Law of Delaware as in effect at the time of the adoption of this By-Law or as amended from time to time.

ARTICLE X

Miscellaneous

Section 10.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 10.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 10.3. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the Corporation at Northbrook, Illinois, or at such other place or places as may be designated from time to time by the Board of Directors.

ARTICLE XI

Amendment

These By-Laws may be adopted, altered, amended or repealed from time to time by the affirmative vote of a majority of stock having voting power present in person or by proxy at any meeting of stockholders at which a quorum is present, or by the affirmative vote of a majority of the Directors then qualified and acting at any regular or special meeting of the Board of Directors; provided, however, that the stockholders may provide specifically for limitations on the power of Directors to so adopt, amend, alter or repeal particular By-Laws.